                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of En Pointe Technologies, Inc. on Form S-8 of our report dated November 11, 1997, on our audits of the financial statements and financial statement schedule of En Pointe Technologies, Inc. as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, which report is included in the Company's Annual Report on Form 10-K.


                                       /s/  PricewaterhouseCoopers LLP

Los Angeles, California
September 28, 1998